Exhibit 3.179

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF FEBRUARY, A.D. 2009, AT 2:39 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, LLC” TO “ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.”, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2009, AT 5:22 O’CLOCK P.M.

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2009, AT 5:22 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.”.

Jeffrey W. Bullock, Secretary of State

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Tennessee Holdings, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 11th day of February 2009.

ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, LLC

Christian B. Mills,

Authorized Person of Company

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is DELAWARE.

2.) The jurisdiction immediately prior to filing this Certificate is DELAWARE.

3.) The date the Limited Liability Company first formed is FEBRUARY 11, 2009.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 25th day of November, 2009.

By:
Name:	Christian B. Mills, Incorporator

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

•	FIRST: The name of this Corporation is ADVANCED DISPOSAL SERVICES TENNESSEE HOLDINGS, INC.

•	SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

The registered agent in charge thereof is The Corporation Trust Company.

•	THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	FOURTH: The amount of the total stock of this corporation is authorized to issue is 100 shares (number of authorized shares) with a part value of $0.01 per share.

•	FIFTH: The name and mailing address of the incorporator are as follows: Name: Christian B. Mills.

Mailing Address:        7915 Baymeadows Way, Suite 300 Jacksonville, Florida 32256.

•	I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 25th day of NOVEMBER, 2009.

By:
Name:	Christian B. Mills, Incorporator

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